UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 18, 2008

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 – 30733	41-1978822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 18, 2008, the Compensation Committee of the Board of Directors of American Medical Systems Holdings, Inc. approved a second amendment to the employment agreement previously entered into with Martin J. Emerson, the company’s former Chief Executive Officer, and a separation agreement with Mr. Emerson in connection with his recent resignation.
The amendment to Mr. Emerson’s employment agreement was entered into to comply with the final regulations adopted to implement section 409A of the Internal Revenue Code. This amendment did not change the economic terms of severance under his employment agreement other than to require a six-month deferral period before any severance payments will be made to Mr. Emerson. The second amendment to employment agreement is filed herewith as Exhibit 10.1 to this Form 8-K.
The separation agreement provides Mr. Emerson with a lump-sum severance payment of $121,667, which is the equivalent of four months of Mr. Emerson’s base salary, in exchange for his release of certain potential claims against the company. The separation agreement is filed herewith as Exhibit 10.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
Not Applicable.
     (b) Pro Forma Financial Information.
Not Applicable.
     (c) Shell Company Transactions.
Not Applicable.
     (d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated as of January 4, 2008, between the Company and Martin J. Emerson

10.2	Separation Agreement, executed January 18, 2008, between the Company and Martin J. Emerson

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Dated: January 24, 2008	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated as of January 4, 2008, between the Company and Martin J. Emerson (filed herewith).

10.2	Separation Agreement, executed January 18, 2008, between the Company and Martin J. Emerson (filed herewith).

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